As filed with the Securities and Exchange Commission on January 9, 2006.

Registration No. 333-127153

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FREESCALE SEMICONDUCTOR, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	20-0443182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices Including Zip Code)

Freescale Semiconductor, Inc. 401(k) Profit-Sharing Plan

(Full Title of the Plan)

John D. Torres, Esq.

Freescale Semiconductor, Inc.

6501 William Cannon Drive West

Austin, Texas 78735

(512) 895-2193

(Name , Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	(1)(2)	N/A	N/A	N/A

(1)	1,750,000 shares of the Registrant’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) to be purchased under the Freescale Semiconductor, Inc. 401(k) Profit-Sharing Plan (the “Plan”) were registered on the Registration Statement on Form S-8 (File No. 333-127153) filed by the Registrant on August 3, 2005. No additional shares are being registered on this Post-Effective Amendment to Form S-8.

(2)	Pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan.

PART II

EXPLANATORY NOTE

On August 3, 2005, Freescale Semiconductor, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-127153) (the “Original Registration Statement”) to register 1,750,000 shares of its Class A Common Stock to be purchased under the Plan. On December 30, 2005, the Registrant amended the Plan to reflect the appointment of an independent fiduciary for the Registrant stock fund. The Original Registration Statement is hereby amended to clarify that, in addition to registering the Class A Common Stock, it also covers an indeterminate number of interests to be offered or sold pursuant to the Plan. Additionally, Part II of the Original Registration Statement is hereby amended to incorporate by reference the Plan’s Annual Report for the fiscal year ended December 31, 2004, to add new Exhibits 4.3, 4.4, 23.1 and 23.2 and to make other technical changes.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following document has been filed by the Registrant with the Commission and is incorporated herein by reference:

•	The Plan’s Annual Report for the fiscal year ended December 31, 2004, on Form 11-K, filed with the Commission on November 10, 2005.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.3	First Amendment to Rights Agreement, dated as of September 23, 2005, by and between Freescale Semiconductor, Inc. and Mellon Investor Services LLC, previously filed as Exhibit 4.1 to Form 8-K on September 26, 2005, and incorporated herein by reference.

4.4	First Amendment to the Freescale Semiconductor, Inc. 401(k) Profit-Sharing Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

[Signatures on following page]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, State of Texas, on January 9, 2006.

FREESCALE SEMICONDUCTOR, INC.

By:	*
Michael Mayer
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: January 9, 2006	*
Michael Mayer Chairman and Chief Executive Officer (Principal Executive Officer)

Date: January 9, 2006	*
Alan Campbell Principal Financial Officer and Principal Accounting Officer

Date: January 9, 2006	*
H. Raymond Bingham Director

Date: January 9, 2006	*
Stephen P. Kaufman Director

Date: January 9, 2006	*
Kevin Kennedy, Ph.D. Director

Date: January 9, 2006	*
Antonio M. Perez Director

Date: January 9, 2006	*
B. Kenneth West Director

*	This registration statement has been signed on behalf of the above officers and directors by John D. Torres, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to the Original Registration Statement.

DATED: January 9, 2006	By:	/s/ JOHN D. TORRES
John D. Torres
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, State of Texas, on January 9, 2006.

Freescale Semiconductor, Inc. 401(k) Profit-Sharing Plan

By:	/s/ DAVID HOLODY
Name:	David Holody
Title:	Authorized Person

EXHIBIT INDEX

Exhibit Number	Description
4.3	First Amendment to Rights Agreement, dated as of September 23, 2005, by and between Freescale Semiconductor, Inc. and Mellon Investor Services LLC, previously filed as Exhibit 4.1 to Form 8-K on September 26, 2005, and incorporated herein by reference.

4.4	First Amendment to the Freescale Semiconductor, Inc. 401(k) Profit-Sharing Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

6